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                                                                   Exhibit 3.2.1

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                              THE BONNEAU COMPANY


                                   ARTICLE I


         The Bonneau Company, pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts these Restated Articles of Incorporation, which accurately copy the Articles of Incorporation, as restated and amended by these Restated Articles of Incorporation, are set forth below and contain no other changes in any provisions.

                                   ARTICLE II

         The following amendments to the Articles of Incorporation were adopted by written consent of the sole shareholder of the corporation on October 15, 1991:

         This amendment deletes all of Article IV of the original Articles of Incorporation and replaces it with:

                  The aggregate number of shares which the corporation has authority to issue is One Hundred Thousand (100,000) shares of One Dollar ($1.00) par value per share. The shares are designated as common stock and have identical rights and privileges in every respect.

         This amendment deletes all of Article V of the original Articles of Incorporation and replaces it with the following:

                  Any action required by applicable law to be taken at any annual or special meeting of the shareholders, or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the actions so taken, is signed by the holders of shares having not less than the minimum number of votes necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.


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         This Amendment deletes all of Article VI of the original Articles of
Incorporation and replaces it with the following:

                  No holder of any share of the corporation, whether now or hereafter authorized, or other person shall have any pre-emptive or preferential right to purchase, receive or subscribe to (a) any unissued or treasury shares of any class of stock of the corporation,
         (b) any obligations, evidences of indebtedness or other securities of the corporation convertible into or exchangeable for, or carrying or accompanied by, any rights to receive, purchase or subscribe to, any such treasury or unissued shares, (c) any warrant or option for the purchase of any of the foregoing securities, or (d) any of the securities that may be issued or sold by the corporation.

         This amendment deletes all of Article VII of the original Articles of Incorporation and replaces it with the following:

                  Cumulative voting by the shareholders of the corporation at any election for directors is expressly prohibited. The shareholders entitled to vote for directors in such election shall be entitled to cast one vote per directorship for each share held, and no more.

         This amendment deletes all of Article VIII of the original Articles of Incorporation and replaces it with the following:

                  The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000,000), consisting of money, labor done, or property actually received.

         The following amendments are in addition to the original Articles of Incorporation and the full text of these provisions added reads as follows:


                                   ARTICLE IX

                  To the fullest extent permitted by Article 2.02-1 of the Texas Business Corporation Act, as amended from time to time, the corporation shall indemnify the directors and officers of the corporation.




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                                    ARTICLE X

         The street address of the registered office of the corporation is c/o The Prentice-Hall Corporation System, Inc., 400 North St. Paul, Dallas, Texas 75201, and the name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE XI

         Subject to changes authorized by the Bylaws of the corporation, the number of directors constituting the board of directors is twelve (12), and the names and addresses of the persons who are presently serving as directors until their successors are elected and qualified are:

Edwin V. Bonneau                   1601 Valleyview Lane
                                   Farmers Branch, Texas 75234

Barbara Bonneau                    1601 Valleyview Lane
                                   Farmers Branch, Texas 75234

Steven P. Watten                   633 Raven
                                   Coppell, Texas 75019

A. Rene Watten                     633 Raven
                                   Coppell, Texas 75019

Shannon Bonneau                    1601 Valleyview Lane
                                   Farmers Branch, Texas 75234

Marsha Bonneau                     1601 Valleyview Lane
                                   Farmers Branch, Texas 75234

J. Dan Heard                       1601 Valleyview Lane
                                   Farmers Branch, Texas 75234

Kelly Heard                        1601 Valleyview Lane
                                   Farmers Branch, Texas 75234

Todd Bonneau                       1601 Valleyview Lane
                                   Farmers Branch, Texas 75234

Julie Bonneau                      1601 Valleyview Lane
                                   Farmers Branch, Texas 75234




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                                   ARTICLE XII

         To the extent permitted by the Texas Miscellaneous Corporation Laws Act, as amended from time to time, the directors of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director.

                                   ARTICLE III

         Each statement made by these Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act. These Restated Articles of Incorporation and each amendment made by these Restated Articles of Incorporation were adopted by the sole shareholder of the corporation on October ___, 1991.

                                   ARTICLE IV

         The number of shares of the corporation outstanding at the time of the adoption was one thousand (1,000); and the number of shares entitled to a vote on the amendments was one thousand (1,000).

                                    ARTICLE V

         The holder of all of the shares outstanding and entitled to vote on the amendments has signed a consent in writing adopting the amendments.

                                   ARTICLE VI

         The Articles of Incorporation and all amendments and supplements to them are superseded by the following Restated Articles of Incorporation, which accurately copy the entire text of the articles, as well as incorporate the amendments set forth above:




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                            ARTICLES OF INCORPORATION

                                       OF

                               THE BONNEAU COMPANY

                                    ARTICLE I

                                      NAME

         The name of the corporation is THE BONNEAU COMPANY.

                                   ARTICLE II

                                    DURATION

         The period of its duration is perpetual.

                                   ARTICLE III

                                     PURPOSE

         The corporation is organized for the purpose of engaging in the business of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act. The corporation shall have all powers now or that hereafter may be conferred upon corporations organized under the Texas Corporation Act by law.

                                   ARTICLE IV

                                     SHARES

         The aggregate number of shares which the corporation has authority to issue is One Hundred Thousand (100,000) share of One Dollar ($1.00) par value per share. The shares are designated as common stock and have identical rights and privileges in every respect.




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                                    ARTICLE V

                              SHAREHOLDERS MEETINGS

         Any action required by applicable law to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of shares having not less than the minimum number of votes necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and votes.

                                   ARTICLE VI

                           DENIAL OF PREEMPTIVE RIGHTS

         No holder of any share of the corporation, whether now or hereafter authorized, or other person shall have any preemptive or preferential right to purchase, receive or subscribe to (a) any unissued or treasury shares of any class of stock of the corporation, (b) any obligations, evidences of indebtedness or other securities of the corporation convertible into or exchangeable for, or carrying or accompanied by, any rights to receive, purchase or subscribe to, any such treasury or unissued shares, (c) any warrant or option for the purchase of any of the foregoing securities, or (d) any other securities that may be issued or sold by the corporation.

                                   ARTICLE VII

                              NONCUMULATIVE VOTING

         Cumulative voting by the shareholders of the corporation at any election for directors is expressly prohibited. The shareholders entitled to vote for directors in such election shall be entitled to cast one vote per directorship for each share held, and no more.



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                                  ARTICLE VIII

                            COMMENCEMENT OF BUSINESS

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

                                   ARTICLE IX

              MANDATORY INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

         To the fullest extent permitted by Article 2.02-1 of the Texas Business Corporation Act, as amended from time to time, the corporation shall indemnify the directors and officers of the corporation.

                                    ARTICLE X

                           REGISTERED OFFICE AND AGENT

         The street address of the registered office of the corporation is c/o The Prentice-Hall Corporation System, Inc., 400 North St. Paul, Dallas, Texas 75201 and the name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE XI

                                    DIRECTORS

         Subject to changes authorized by the Bylaws of the corporation, the number of directors constituting the board of directors is twelve (12), and the names and addresses of the persons who are presently serving as directors until their successors are elected and qualified are:

         Edwin V. Bonneau                   1601 Valleyview Lane
                                            Farmers Branch, Texas 75234

         Barbara Bonneau                    1601 Valleyview Lane
                                            Farmers Branch, Texas 75234





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         Steven P. Watten                   633 Raven
                                            Coppell, Texas 75019

         A. Rene Watten                     633 Raven
                                            Coppell, Texas 75019

         Shannon Bonneau                    1601 Valleyview Lane
                                            Farmers Branch, Texas 75234

         Marsha Bonneau                     1601 Valleyview Lane
                                            Farmers Branch, Texas 75234

         J. Dan Heard                       1601 Valleyview Lane
                                            Farmers Branch, Texas 75234

         Kelly Heard                        1601 Valleyview Lane
                                            Farmers Branch, Texas 75234

         Todd Bonneau                       1601 Valleyview Lane
                                            Farmers Branch, Texas 75234

         Julia Bonneau                      1601 Valleyview Lane
                                            Farmers Branch, Texas 75234


                                   ARTICLE XII

                      LIMITATION OF LIABILITY OF DIRECTORS

         To the extent permitted by the Texas Miscellaneous Corporation Laws Act, as amended from time to time, the directors of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director.



                                     THE BONNEAU COMPANY



                                     By: /s/ Edwin B. Bonneau
                                         -------------------------------------
                                         Edwin V. Bonneau, President




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